                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AMERICAN BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AMERICAN BANCSHARES, INC.
                             4702 CORTEZ ROAD WEST
                            BRADENTON, FLORIDA 34210

                                                                  April 16, 1998

Dear Shareholder:

     On behalf of the Board of Directors, we cordially invite you to attend the 1998 Annual Meeting of Shareholders of American Bancshares, Inc. (the "Company") which will be held at the Bradenton Country Club located at 4646 -- 9th Avenue West, Bradenton, Florida 34209, on May 22, 1998, at 10:00 a.m., local time.

     At the Annual Meeting, shareholders will be asked (i) to elect twelve directors as members of the Board of Directors of the Company, (ii) to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1998, and (iii) to transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, we will be present at the Annual Meeting to answer any questions you might have.

     YOUR VOTE IS IMPORTANT! The Company's management team would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     We sincerely hope you will be able to attend the Annual Meeting and look forward to seeing you at the 1998 Annual Meeting of Shareholders.

                                           Very truly yours,

                                           GERALD L. ANTHONY
                                           President and Chief Executive Officer

                           AMERICAN BANCSHARES, INC.
                             4702 CORTEZ ROAD WEST
                            BRADENTON, FLORIDA 34210

                    ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1998

                    ---------------------------------------

TO THE SHAREHOLDERS OF AMERICAN BANCSHARES, INC.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of the Shareholders of American Bancshares, Inc., a Florida corporation (the "Company"), will be held at the Bradenton Country Club located at 4646 -- 9th Avenue West, Bradenton, Florida 34209 on May 22, 1998, at 10:00 a.m., local time, to act on the following matters:

          1. To elect twelve directors as members of the Board of Directors of the Company;

          2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1998; and

          3. To transact such other business as may properly come before the meeting or adjournment thereof.

     Only shareholders of record at 5:00 p.m., Eastern Standard Time, on April 15, 1998, are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

                                            By Order of the Board of Directors

                                                    Brian M. Watterson
                                                         Secretary

Bradenton, Florida
April 16, 1998

                           AMERICAN BANCSHARES, INC.
                             4702 CORTEZ ROAD WEST
                            BRADENTON, FLORIDA 34210

      -------------------------------------------------------------------

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 22, 1998

      -------------------------------------------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of American Bancshares, Inc., a Florida corporation (the "Company"), of proxies to be voted at the 1998 Annual Meeting of Shareholders to be held on May 22, 1998, at 10:00 a.m. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the Bradenton Country Club located at 4646 -- 9th Avenue West, Bradenton, Florida 34209.

     At the Annual Meeting, shareholders will be asked to consider and vote on the election of twelve directors as members of the Board of Directors of the Company and to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's auditors for 1998. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the Board of Directors' nominees for directors and FOR the ratification of Coopers & Lybrand L.L.P. as its auditors.

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 15, 1998, as the record date (the "Record Date") for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of that date, the Company had issued and outstanding approximately 4,994,484 common shares, $1.175 par value per share ("Common Shares"), constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

     This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about April 16, 1998.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 ("1997 Annual Report"), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials. SHAREHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING FORM OF

PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WITH THESE MATERIALS. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                               VOTING SECURITIES

     Generally, each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election and will be excluded entirely from the vote.

     In order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the votes cast in favor of the action must exceed the votes cast opposing the action, unless the Company's Amended and Restated Articles of Incorporation or state law requires a greater number of votes. Therefore, abstentions and broker non-votes generally have no effect under Florida law.

     All abstentions with respect to any proposal coming before the Annual Meeting (other than the election of directors) will be counted as present for purposes of determining the existence of a quorum; but since it is neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions typically will have no impact on the outcome of the vote and will not be counted as a vote cast on any routine matter.

     In the event of a broker non-vote with respect to any matter coming before the meeting, the proxy will be counted as present for determining the presence of a quorum but will not be counted as a vote cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of twelve directors, each of whose term of office will expire at the Annual Meeting. All of the Company's current directors are standing for election as directors of the Company to hold office until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if so elected.

NOMINEES FOR DIRECTOR

     Each person listed as a nominee below has served as a director of the Company since its inception in 1995. The Board of Directors of the Company's wholly-owned subsidiary, American Bank (the "Bank"), is identical to that of the Company. The age of each nominee, his positions and offices with the Company and the Bank, his term of office as a director, his business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to the nominees is as of April 15, 1998, except as otherwise stated.

                                                                                               DIRECTOR
NAME OF NOMINEE                          AGE               POSITION WITH COMPANY               SINCE(1)
---------------                          ---               ---------------------               --------
J. Gary Russ...........................  48    Chairman of the Board, Member of Executive        1989
                                                 Committee
Gerald L. Anthony......................  55    President, Chief Executive Officer and            1989
                                               Director, Member of Executive Committee
Samuel S. Aidlin.......................  84    Director, Member of Audit Committee               1989
Ronald L. Larson.......................  54    Director, Member of Executive Committee           1989
Timothy I. Miller......................  58    Director, Member of Audit and Executive           1989
                                                 Committee
Dan E. Molter..........................  46    Director, Member of Audit and Executive           1992
                                                 Committee
Kirk D. Moudy..........................  46    Director                                          1994
Lindell W. Orr.........................  54    Director, Member of Audit Committee               1995
Lynn B. Powell, III....................  61    Director, Member of Audit Committee               1989
Walter L. Presha.......................  52    Director, Member of Executive Committee           1989
R. Jay Taylor..........................  42    Director, Member of Audit Committee               1995
Edward D. Wyke.........................  77    Director                                          1989

---------------

(1) Since the Company became the bank holding company for the Bank effective December 1, 1995, years of service prior to 1995 are for the Bank only. Years of service for 1995 and following are for the Bank and the Company.

     J. GARY RUSS has been Chairman of the Board of Directors of the Company and the Bank since 1995, and has been a director of the Bank since 1989. Mr. Russ is the principal owner of Russ Citrus Groves, Ltd. and a 50% partner of Edwards-Russ Groves.

     GERALD L. ANTHONY has been President, Chief Executive Officer, and a director of the Company since its inception in 1995, and has also served in these three capacities for the Bank since 1989.

     SAMUEL S. AIDLIN has served as a director of the Company since 1995, and as a director of the Bank since 1989. Mr. Aidlin was the Chairman of the Board and Chief Executive Officer of Aidlin Automation Corporation and Automated Recycling, Inc. from 1945 until its sale in 1997.

     RONALD L. LARSON has been a director of the Company since 1995, and a director of the Bank since 1989. He currently serves as the President and owner of Ron Larson & Associates, Inc., a consulting engineer company which was organized in early 1997. From 1994 to 1997, Mr. Larson was the Senior Project Manager at Larson Engineering, a division of Kimley Horn & Associates, Inc. Prior to 1994, Mr. Larson was the President and owner of Larson Engineering.

     TIMOTHY I. MILLER has been a director of the Company since 1995, and a director of the Bank since 1989. Mr. Miller is the President of Miller Insulation & Acoustics, Inc.

     DAN E. MOLTER has been a director of the Company since 1995, and a director of the Bank since 1992. Mr. Molter has been the President and Chief Executive Officer of Molter Termite & Pest Control since 1976 and since 1994 he also has served as President and Chief Executive Officer of Extend-O Drain Inc., a product manufacturer.

     KIRK D. MOUDY has been a director of the Company since 1995, and a director of the Bank since 1994. Mr. Moudy has been the President and Chief Executive Officer of General Mortgage Corporation of America, a mortgage broker, since 1985.

     LINDELL W. ORR has been a director of the Company and the Bank since 1995. Mr. Orr has been the President and Chief Executive Officer of Columbia Blake Medical Center since 1995. From 1993 to 1995 he was the Chief Executive Officer of the Columbia Ed White Hospital and from 1988 to 1993 Mr. Orr was the District Vice President for Hospital Corporation of America responsible for the management of 14 hospitals located in Florida, Georgia, and South Carolina.

     LYNN B. POWELL, III has been a director of the Company since 1995, and a director of the Bank since 1989. Mr. Powell has been the owner of Powell Motor Company since 1992. Prior to 1992, Mr. Powell was the owner of Cortez Motors.

     WALTER L. PRESHA has been a director of the Company since 1995, and a director of the Bank since 1989. Mr. Presha is the Executive Director for Manatee County Rural Health Services.

     R. JAY TAYLOR has been a director of the Company and the Bank since 1995. Mr. Taylor is the President of Taylor & Fulton Packing Company.

     EDWARD D. WYKE has been a director of the Company since 1995 and a director of the Bank since 1989. Mr. Wyke is a retired architect.

     There is no family relationship between any of the Company's directors, nominees to serve as director, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as director.

DIRECTOR MEETINGS AND COMMITTEES

     During 1997, the Board of Directors of the Company held a total of 15 meetings. In addition, certain directors attended meetings of standing committees. All directors except for Messrs. Aidlin and Taylor attended at least 75% of the total number of meetings of the Board of Directors and the respective committees on which they serve. The committees of the Board of Directors consist of a standing Audit Committee and an Executive Committee which acts as a nominating committee and compensation committee.

     The Audit Committee of the Board of Directors met five times during 1997. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, reviewing the activities of the subsidiary Bank's examining committees, maintaining direct reporting responsibility and regular communication with the Company's internal audit staff, reviewing the scope and results of the internal audit procedures of the Company and its subsidiary, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting. The Audit Committee is comprised of Timothy I. Miller, Samuel S. Aidlin, Lindell W. Orr, Lynn B. Powell, III, and R. Jay Taylor.

     The Executive Committee of the Board of Directors met nine times in 1997. The Executive Committee, which also serves as the nominating committee and compensation committee, makes recommendations to the Board of Directors with respect to the Company's compensation policies and the compensation of executive officers. In addition, the Executive Committee is responsible for selecting and recommending to the Board of Directors nominees for election as director. Shareholders also may nominate persons for election as directors at an annual shareholders' meeting if such nominations are made in accordance with the procedures set forth in the Company's Amended and Restated Bylaws (the "Bylaws"). The Bylaws require, among other things, that written notice must be given to the Company of such nominations, not less than 30 nor more than 75 days prior to such meeting (with certain exceptions). For a description of the full procedure governing such nominations, reference is made to the Bylaws, a copy of which is available from the Secretary of the Company. The Executive Committee is comprised of J. Gary Russ, Gerald L. Anthony, Ronald L. Larson, Timothy I. Miller, Dan E. Molter and Walter L. Presha.

COMPENSATION OF DIRECTORS

     Directors of the Company also are directors of the Bank, and receive $600 per month for their services to the Company and the Bank regardless of the number of regular or special Board meetings they attend and an additional $100 for each committee meeting that they attend. The Chairman of the Board of the Company also is the Chairman of the Board for the Bank, and receives $1500 per month for services rendered to the Company and the Bank.

     At the 1997 Annual Meeting of Shareholders, the shareholders approved the "American Bancshares, Inc. Directors' Non-qualified Stock Option Plan of 1997" (the "1997 Plan"). No options have been granted under the 1997 Plan. See "Executive Compensation -- Stock Option Plans -- Non-Employee Director Share Option Plan".

                  THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR
                        THE ELECTION OF ALL 12 NOMINEES.
                    ---------------------------------------

                                  PROPOSAL II
                    APPROVAL AND RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent public accountants, to be the Company's auditors for the fiscal year ending December 31, 1998 and recommends that shareholders vote to ratify that appointment. Although submission of this matter to shareholders is not required by law, in the event of a negative vote the Board of Directors will reconsider its selection. Ratification of the appointment will require that the votes cast in favor of ratification exceed those votes cast opposing ratification at a meeting where a quorum is present. Coopers & Lybrand L.L.P. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                    ---------------------------------------

                               EXECUTIVE OFFICERS

     The executive officers of the Company and the Bank, their ages, and positions with the Company and the Bank are set forth below:

    NAME                                   AGE            POSITION WITH COMPANY AND/OR BANK
    ----                                   ---            ---------------------------------
    Gerald L. Anthony....................  55    President and Chief Executive Officer(1)
    Philip W. Coon.......................  44    Senior Vice President, Mortgage Banking Division of
                                                 Bank
    Andrea M. Franco.....................  49    Vice President, Credit Cards and Marketing for Bank
    Stuart M. Gregory....................  39    Senior Vice President, Retail Residential Lending
                                                 for Bank
    Michael R. Lewis.....................  50    Senior Vice President, Consumer Lending for Bank
    David R. Mady........................  36    Vice President, Secondary Market Manager for Bank
    John S. Nash.........................  38    Senior Vice President, Senior Commercial Lending
                                                 Officer for Bank
    Brian M. Watterson...................  40    Senior Vice President, Chief Financial Officer,
                                                 Secretary, and Chief Operations Officer(1)

---------------

(1) Each of these individuals serve both the Company and the Bank in the same capacities as indicated above.

     Officers are elected annually by the respective Boards of Directors of the Company and the Bank to hold office until the earlier of their death, resignation, or removal.

     Set forth below is a description of the business experience during the past five years or more and other biographical information for the executive officers identified above who are not nominees seeking election as a director of the Company.

     PHILIP W. COON has been the Senior Vice President, Mortgage Banking Division of the Bank since the start-up of the Bank's mortgage banking operations in 1994. Mr. Coon has engaged in mortgage banking activities for the past 17 years. He was employed as Director of Residential Lending with Key Florida Bank, Bradenton from 1991 to 1994, as Regional Manager with Southeast Mortgage Company, Tampa from 1985 to 1991, as a Branch Manager with Collateral Mortgage Company from 1984 to 1985, and as a Loan Officer with Cameron-Brown Company in Charlotte, North Carolina and Tampa, Florida from 1979 to 1984.

     ANDREA M. FRANCO has been the Vice President, Credit Cards and Marketing of the Bank since 1994. Previously, Ms. Franco was the District Manager of Financial Alliance, an independent sales organization for credit card sales, from 1992 to 1994; Vice President of Credit Card operations for First Florida Banks from 1982 to 1992; credit card sales for Telecredit, a credit card processing company, from 1978 to 1982; and credit card processing for First National Bank of Ft. Myers, Florida from 1972 to 1978.

     STUART M. GREGORY has been the Senior Vice President, Residential Real Estate since January 1997. Previously, Mr. Gregory was the founder and President of DesChamps & Gregory Mortgage Company, Inc. ("DesChamps"), a Bradenton based mortgage brokerage company originating residential mortgage loans, from 1991 until its acquisition by the Bank in 1997. Prior to forming DesChamps, Mr. Gregory served for eleven years as a Senior Account Executive for Republic Mortgage Insurance Company and General Electric Capital Corporation in the State of Florida. Both companies specialize in high loan to value risk insurance for residential mortgage loans. Mr. Gregory is a graduate of Florida Southern College with a bachelor of science degree in Sports Administration.

     MICHAEL R. LEWIS has been the Senior Vice President, Consumer Lending of the Bank since 1993. Previously, Mr. Lewis has worked as Vice President, Consumer Lending, at Barnett Bank, Tallahassee (1969-75), as Vice President, Consumer Lending at Southeast Bank, Bradenton (1975-80), as Business Manager for Sands Toyota, Bradenton (1980-83), as a Consumer Lending Officer at Island Bank, Bradenton (1983-84), and a Director of Indirect Consumer Lending at Barnett Bank, Bradenton (1985-93). Mr. Lewis attended Florida State University and is a graduate of the University of Oklahoma Banking School.

     DAVID R. MADY has been the Vice President, Secondary Market Manager of the Bank since the start-up of the Bank's mortgage banking operations in 1994. Previously, Mr. Mady served as the Secondary Market Manager for Key Florida Bank, F.S.B., from 1991 to 1994. From 1990 to 1991, he was employed by First Union Bank of Florida in charge of its residential lending operations for Hillsborough County, Florida, and from 1984 to 1989, Mr. Mady served as a loan officer for Southeast Mortgage. Mr. Mady is a graduate of the University of Connecticut with a bachelor of science degree in finance.

     JOHN S. NASH has been the Senior Vice President, Senior Commercial Lending Officer of the Bank since 1989. Prior to joining the Bank, from 1982 to 1989, Mr. Nash worked with Barnett Bank in Bradenton as a consumer lending officer, corporate lending officer and finally as Branch Manager/Commercial Officer in the downtown office of Barnett Bank in Bradenton. He holds a bachelor of science degree in business administration, conferred by the University of Florida in 1981.

     BRIAN M. WATTERSON has been the Chief Operations Officer of the Company and the Bank since January 15, 1996, and in February 1997 Mr. Watterson took over the responsibilities of the Chief Financial Officer of the Company and the Bank, and was named Senior Vice President of both. Previously, Mr. Watterson served as a Senior Vice President and Chief Financial Officer at SouthTrust Bank, Sarasota, Florida from August 1995 to December 1995. Senior Vice President and Chief Financial Officer at Key Florida Bank, F.S.B., Bradenton, Florida from September 1992 to July 1995; insurance agent for Nationwide Insurance and Metropolitan Insurance Company, Bradenton from September 1990 to February 1992; Vice President, Chief Financial Officer, and Cashier at Southtrust Bank, Sarasota, Florida from February 1992 to August 1992; and as Assistant Controller at Barnett Bank of Manatee County, N.A. from July 1979 to May 1990. Mr. Watterson graduated in 1981 from the University of South Florida with a degree in Business

Administration. He also graduated form the Florida School of Banking at the University of Florida, Gainesville, Florida in 1985 and from the B.A.I. School for Banking Administration at the University of Wisconsin, Madison, Wisconsin in 1989.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer, and all other executive officers whose total compensation exceeded $100,000 for fiscal year 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                                         ----------------------        ALL OTHER
NAME AND PRINCIPAL OCCUPATION                   YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)(1)
-----------------------------                   ----     ----------   ---------   -------------------
Gerald L. Anthony                               1997      $136,267     $10,000          $   880
  President and Chief                           1996       135,000           0              992
  Executive Officer                             1995        98,333       8,000              917
Philip W. Coon                                  1997      $ 84,133     $53,156(2)       $   880
  Senior Vice President                         1996        85,228      40,226(2)           851
  Mortgage Banking Division                     1995        72,950      17,378(2)        67,424
Stuart M. Gregory                               1997(3)   $ 67,968     $53,467(4)       $   301
  Senior Vice President
  Retail Residential Lending
David R. Mady                                   1997      $ 66,506     $53,156          $   834
  Vice President Secondary                      1996        66,770      40,266(2)           588
  Market Manager                                1995        54,662      17,378(2)        67,105
John S. Nash                                    1997      $ 86,204     $17,407          $   577
  Senior Vice President                         1996        78,140           0              537
  Senior Commercial Lending Officer             1995        68,916           0              589

---------------

(1) Represents Company contributions to its 401(k) Plan on behalf of each employee for the periods indicated, except that the amounts for Messrs. Coon and Mady in 1995 also includes $66,500 paid to each of them for the release of their employment contracts entered into in May 1994.
(2) Commission paid based on aggregate principal balance of wholesale residential mortgage loans originated by Mortgage Banking Division and sold in the secondary mortgage market.
(3) Mr. Gregory was not an employee of the Company in 1995 or 1996.
(4) Includes commission of $12,536 and a bonuses of $40,931.

SHARE OPTIONS GRANTED

     As of December 31, 1997, the Company did not have any long term incentive plans nor had it awarded any restricted shares. The table set forth below contains information with respect to the award of stock options during the fiscal year ended December 31, 1997 to the Named Executive Officers covered by the Summary Compensation Table.

                       NUMBER OF SECURITIES     PERCENT OF TOTAL
                            UNDERLYING         OPTIONS GRANTED TO    EXERCISE OR     MARKET PRICE     EXPIRATION
NAME                    OPTIONS GRANTED(#)    EMPLOYEES IN 1997(1)   BASE PRICE    ON DATE OF GRANT      DATE
----                   --------------------   --------------------   -----------   ----------------   ----------
Gerald L. Anthony....         6,000(2)                20.0%            $8.375           $8.375        04/15/2007
John S. Nash.........         5,000(2)                16.7%            $8.375           $8.375        04/15/2007

---------------

(1) Employees of the Company were granted an aggregate of 30,000 options during 1997 under the Company's 1996 Incentive Stock Option Plan. Options were not granted under any other plans.
(2) These options were granted to Messrs. Anthony and Nash on April 15, 1997 under the Company's 1996 Incentive Stock Option Plan. These options vest on a cumulative basis for one-third of the shares covered thereby on the anniversary of grant.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     No stock options or SARs were exercised in 1997 by the Named Executive Officers covered by the Summary Compensation Table. The following table sets forth, for each of the Named Executive Officers in the Summary Compensation Table above who holds stock options, the number of the stock options held at December 31, 1997, and the realizable gain of the stock options that are "in-the-money". The in-the-money stock options and SARs are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

                         FISCAL YEAR-END OPTIONS VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                                   SHARES                 ---------------------------   ---------------------------
                                ACQUIRED ON     VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                            EXERCISED(#)   REALIZED       (#)            (#)            ($)            ($)
----                            ------------   --------   -----------   -------------   -----------   -------------
Gerald L. Anthony.............       0            0            0            6,000           $0           $26,250
John S. Nash..................       0            0            0            5,000           $0           $21,875

---------------

(1) Based upon the closing price of the Common Shares as quoted by Nasdaq National Stock Market, Inc. ("Nasdaq-NMS") on December 30, 1997 of $12.75 per share.

EMPLOYMENT AGREEMENTS

     The Company, believing that the continued services and contributions of certain key executives is critical to the Company's prospects and in the best interest of its shareholders, has caused the Bank to enter into employment agreements with such executives under the terms and conditions set forth below.

     The Bank has entered into an employment agreement with Mr. Gerald L. Anthony, President and Chief Executive Officer of the Company and the Bank, which commenced on December 1, 1995. The agreement is for a period of three years, at the end of which, the agreement is automatically renewed on an annual basis. The agreement provides, among other things, for an initial annual base salary of $135,000, which salary is subject to annual increases and the payment of performance bonuses if the Bank achieves certain target goals with respect to projected yearly returns on assets. Under the agreement, Mr. Anthony is provided an automobile, and also is eligible to receive any other benefits provided to the Bank's executive employees.

     The agreement further provides that if Mr. Anthony's employment is terminated within 120 days after a "change of control" (as that term is defined therein) for other than "just cause" (as that term is defined therein), Mr. Anthony shall be entitled to an amount equal to his then existing annual compensation, as well as his salary through the last day of the month of termination. In the event that Mr. Anthony is not terminated within 120 days after the "change of control", but Mr. Anthony or the Board of Directors opposes the "change of control" within 120 days after its occurrence, and Mr. Anthony ends his employment within that time period, Mr. Anthony is entitled to receive an amount equal to his then existing annual salary.

     The Bank also entered into employment agreements with Mr. John S. Nash and Mr. Michael Lewis, which commenced January 1, 1996, and in February 1998, the Bank entered into an employment agreement with Mr. Brian M. Watterson. Each agreement is for a three year term, with automatic annual renewals thereafter. The initial annual base salaries for Messrs. Nash, Lewis, and Watterson, as provided under their respective agreements, are $78,000, $67,000, and $90,000, respectively. These base salaries are subject to merit-based increases, which are determined by the President and Chief Executive Officer, as well as increases based on the amount of any annual increase in the Consumer Price Index. These officers may also earn a performance bonus based upon achievement of quantified goals related to the Bank's profitability. Messrs. Nash, Lewis, and Watterson also are eligible to receive any other benefits provided to the Bank's executive employees.

     Each of the agreements with Messrs. Nash, Lewis, and Watterson provide that the employee will be entitled to twelve months salary as severance pay should the employee be involuntarily terminated within 90 days prior to or after a "change of control", (as that term is defined therein).

     In connection with its acquisition of DesChamps, the Bank entered into an employment agreement with Mr. Stuart M. Gregory which commenced on January 22, 1997. Mr. Gregory's employment agreement has a three year term, with automatic renewals thereafter. The base salary under the agreement is $75,000 per year and provided for an initial bonus of $25,000. In addition to base salary, Mr. Gregory's employment agreement provides for the payment of a quarterly bonus based on the aggregate principal balance of all residential loans for which Mr. Gregory and the loan officers under his supervision generate and close during the quarter. The employment agreement also provides for the payment of a commission as incentive compensation based on the achievement of quantifiable goals related to residential loan productivity.

     The Board of Directors of the Bank entered into employment agreements with Mr. Philip W. Coon and Mr. David Mady, of the Mortgage Banking Division, effective June 30, 1995. Each contract is for a four year term, with automatic annual renewal thereafter. These agreements provide for a base salary which is subject to annual increases based upon annual increases, if any, in the Consumer Price Index. The base salaries are $79,233 and $59,850 for Messrs. Coon and Mady, respectively. In addition to the base salary, the contracts provide for a commission based on the aggregate principal balance of wholesale residential mortgage loans originated by the Mortgage Banking Division and sold in the secondary market. The agreements further entitle the officers to earn incentive compensation based upon achievement of quantified goals related to the Bank's profitability.

401(K) PLAN

     The Board of Directors of the Bank approved a tax-deferred investment plan (the "401(k) Plan") effective January 1, 1994. All employees who work at least 250 hours per quarter and are at least 21 years of age may elect to participate in the 401(k) Plan once he or she has completed one year of service. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant's pre-tax compensation up to a maximum of $9,500 per year. Each such contribution is fully vested in the participant. In addition, the Bank may make a separate matching contribution in an amount based upon its annual profitability, which will be allocated proportionally among the participants and vested on a five year schedule. In 1997, Messrs. Anthony, Coon, Gregory, Mady, and Nash participated in the 401(k) Plan at 6.9%, 6.9%, 2.7%, 7.5%, and 6.0% of their salaries respectively.

STOCK OPTION PLANS

     Employee Incentive Share Option Plan. American Bancshares, Inc. and American Bank of Bradenton Incentive Stock Option Plan of 1996 ("ISO Plan") approved by the Company's shareholders in 1996 provides options ("ISO options") which may be granted by the Company's Board of Directors to key employees to purchase up to an aggregate of 150,000 Common Shares. Key employees eligible to participate in the ISO Plan include any person in the regular full-time employment of the Company or any subsidiary as an executive or non-executive officer thereof, who in the opinion of the Board of Directors, is or is expected to be primarily responsible for the management, growth, or protection of some part or all of the business of the Company.

     The ISO Plan is designed to qualify as an "incentive stock option plan" under Section 422 of the Code and it is administered by the Company's Board of Directors. The Board of the Directors has the power and authority to administer, construe, and interpret the ISO Plan and to make rules for carrying it out and to make changes in such rules.

     Except for options granted to 10% shareholders, the exercise price of the options must not be less than the fair market value of the Company's Common Shares on the date of grant, as determined by the Board of Directors in conformity with Treasury regulations. In order for options granted to shareholders possessing more than 10% of the combined voting power of all classes of the Company's stock (or persons to whom such ownership is attributed on the date of the grant) to constitute incentive stock options, the exercise price of such options must not be less than 110% of such fair market value and must be exercised within five years from the date of grant. Options must be granted within ten years from the date of adoption of the ISO Plan. Except for ISO options granted to 10% shareholders, each option granted under the ISO Plan must be exercised, if at all, within ten years from the date of grant, unless by their terms the options expire sooner. Options are cancelled three months following termination of employment, unless termination is due to death or permanent disability. The Board of Directors may impose additional or more restricted terms and conditions on any ISO option.

     Thirty thousand (30,000) options were granted under the ISO Plan during 1997 at an option price of $8.375 per share. Of this amount, 11,000 options were granted to the Named Executive Officers covered by the Summary Compensation Table and 18,500 options were issued to all the executive officers as a group (including the Named Executive Officers' options). None of these options has been exercised.

     Non-Employee Director Share Option Plan. The 1997 Plan approved by the Company's shareholders in 1997 provides options which may be granted to directors of the Company or any subsidiary who are otherwise not employees of the Company or any subsidiary to purchase up to an aggregate of 75,000 Common Shares. The 1997 Plan is administered by the Board of Directors and, as such, the Board of Directors has the power and authority to construe, interpret, and make rules for carrying out its administration of the 1997 Plan, and to make changes to such rules.

     The exercise price of the options granted under the 1997 Plan shall not be less then the fair market value of the Common Shares on the date of the grant. Fair market value for purposes of the 1997 Plan is the closing sales price of the Common Shares as reported on Nasdaq-NMS on the date of grant. Each option granted under the 1997 Plan must be exercised, if at all, within the earlier of ten years from the date of grant or immediately after termination of the director for cause, unless by their terms the options expire sooner. The exercise price may be paid in cash, by delivery of Common Shares, or a combination thereof as the Board of Directors may determine. Options granted under the 1997 Plan are not transferrable except by laws of descent and distribution. Unless sooner terminated, the 1997 Plan will expire on its tenth anniversary. The termination of the 1997 Plan, however, will not affect the validity of options granted prior to the date of its termination. To date, no options have been granted under the 1997 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of the Bank and the Company (or associate of such person). All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 1997 and 1996, the total dollar amount of extensions of credit to directors and executive officers identified above and principal shareholders of the Company identified below, and their associates (excluding extensions of credit which were less than $60,000 to any one such person and their associates) were $6,164,157 and $5,963,312, respectively, which represented approximately 28.5% and 32.0%, respectively, of total shareholders' equity.

     Outside of normal customer relationships, none of the directors or officers of the Company, and no shareholder holding over 5% of the Company's Common Stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company or the Bank, other than such as arises by virtue of such position or ownership interest in the Company or the Bank.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Shares as of March 31, 1998, by:
(i) each director and each executive officer of the Company named in the Summary Compensation Table and (ii) all directors and executive officers of the Company as a group. No person is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Shares owned by them.

                                                              CURRENT BENEFICIAL OWNERSHIP
                                                              ----------------------------
                                                                 NUMBER          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OF SHARES(1)     OF CLASS(2)
------------------------------------                          ------------     -----------
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
J. Gary Russ................................................    193,371(3)        3.87%
Samuel S. Aidlin............................................     67,408(4)        1.35
Gerald L. Anthony...........................................     16,479(5)           *
Philip W. Coon..............................................         --              *
Ronald L. Larson............................................     48,624(6)           *
David R. Mady...............................................         80              *
Timothy I. Miller...........................................     41,229(7)           *
Dan E. Molter...............................................     16,335              *
Kirk D. Moudy...............................................     23,600(8)           *
John S. Nash................................................      1,369(9)           *
Lindell W. Orr..............................................      1,000              *
Lynn B. Powell, III.........................................     16,000              *
Walter L. Presha............................................     18,947              *
R. Jay Taylor...............................................         --              *
Edward D. Wyke..............................................     35,632              *
All directors and executive officers as a group (19
  persons)..................................................    481,546           9.64

---------------

 *  Less than 1%
(1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) In calculating the percentage ownership for a given individual or group, the number of Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
(3) Includes 57,479 Common Shares owned by Russ Citrus Groves, Ltd., a Florida limited partnership in which Mr. Russ is the general partner; and, by reason of his position, Mr. Russ may be deemed the beneficial owner of these shares.
(4) Includes 441 Common Shares held by Mr. Aidlin's spouse.
(5) Includes 4,500 Common Shares held by Mr. Anthony's spouse and 920 Common Shares held by his stepson.
(6) Includes 26,624 Common Shares held by Mr. Larson's spouse as to which Mr. Larson disclaims beneficial ownership.
(7) Includes 2,205 Common Shares held by Mr. Miller's spouse as to which Mr. Miller disclaims beneficial ownership.
(8) Includes 23,600 Common Shares held by General Mortgage Corporation, of which Mr. Moudy is President and majority owner; and, by reason of his position and ownership, Mr. Moudy may be deemed the beneficial owner of these shares.
(9) Includes 150 Common Shares held in trust for Mr. Nash's daughter.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act of 1934, as amended ("Exchange Act"), all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of a company which files reports pursuant to Section 12 of the Exchange Act are required to report the ownership of such common stock, options, and stock appreciation rights and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended December 31, 1997. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Shares. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

                             SHAREHOLDER PROPOSALS

     Eligible shareholders who wish to present proposals for action at the 1999 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than December 17, 1998 for inclusion in next year's proxy statement and proxy card. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, the shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 1999 Annual Meeting.

                               SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling, and mailing the Proxy Statement, the form of proxy, and the 1997 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report for the fiscal year ended December 31, 1997, which includes financial statements, was mailed to shareholders together with the Notice of 1998 Annual Meeting of Shareholders and Proxy Statement.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

                                          By Order of the Board of Directors

                                          BRIAN M. WATTERSON
                                          Secretary

Bradenton, Florida
April 16, 1998

                                                        APPENDIX

                           AMERICAN BANCSHARES, INC.
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Shares of American Bancshares, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint J. Gary Russ and Gerald L. Anthony, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of American Bancshares, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 15, 1998, at the Annual Meeting of Shareholders of American Bancshares, Inc. to be held at the Bradenton Country Club located at 4646 - 9th Avenue West, Bradenton, Florida 34209 on May 22, 1998 at 10:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

   1. ELECTION OF DIRECTORS

      Nominees: J. Gary Russ, Gerald L. Anthony, Samuel S. Aidlin, Ronald L. Larson, Timothy I. Miller, Dan E. Molter, Kirk D. Moudy, Lindell Orr, Lynn
      B. Powell, III, Walter L. Presha, R. Jay Taylor, Edward D. Wyke

     [ ] FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below).

     [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
          LISTED ABOVE

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

   2. Ratify the appointment of Coopers & Lybrand L.L.P. as the Company's auditors for the 1998 fiscal year.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   3. In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)

                          (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF THE COMPANY'S AUDITORS.

PLEASE ENTER THE NUMBER OF SHARES OF AMERICAN BANCSHARES, INC. COMMON SHARES YOU OWN:_____________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

                                                  [ ] I plan to attend the
                                                      Annual Meeting.

                                                  [ ] I do not plan to attend
                                                      the Annual Meeting.

                                                  Dated:__________________, 1998

                                                  Signature(s)__________________

                                                  ______________________________

                                                  ______________________________
                                                      Title or Authority (if
                                                           applicable)

                                                  PLEASE SIGN YOUR NAME HERE
                                                  EXACTLY AS IT APPEARS HEREON.
                                                  JOINT OWNERS SHOULD EACH SIGN.
                                                  WHEN SIGNING AS AN ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN, CORPORATE
                                                  OFFICER OR OTHER SIMILAR
                                                  CAPACITY, SO INDICATE. IF THE
                                                  OWNER IS A CORPORATION, AN
                                                  AUTHORIZED OFFICER SHOULD SIGN
                                                  FOR THE CORPORATION AND STATE
                                                  HIS OR HER TITLE. IF SHARES
                                                  ARE HELD IN MORE THAN ONE
                                                  CAPACITY, THIS PROXY SHALL BE
                                                  DEEMED VALID FOR ALL SHARES
                                                  HELD IN ALL CAPACITIES.